Exhibit 99.1

Trimble Raises Fourth Quarter 2007 Revenue and Earnings Per Share Guidance:  Reiterates 2008 Revenue Outlook

SUNNYVALE, Calif., Jan. 23, 2008– Trimble (NASDAQ: TRMB) today announced that it is raising its previously announced revenue and earnings per share guidance for the fourth quarter of 2007. Trimble now expects revenue of $311 million to $313 million for the fourth quarter of 2007, compared to previously announced revenue guidance of $295 million to $300 million. The Company is also raising its expectations for its fourth quarter non-GAAP earnings per share from $0.24 to $0.26 to $0.28 to $0.29. All four of Trimble’s reporting segments contributed to these higher expectations.

In the first quarter of 2008, Trimble expects revenue to grow 17 to 19 percent compared to the first quarter of 2007, with revenue between $334 million and $339 million. Trimble also maintains its previous guidance for the full year 2008 of revenue growth between 14 to 17 percent over 2007.

Trimble also announced today that its Board of Directors has authorized a stock repurchase program for up to $250 million, effective February 1, 2008.

Trimble will discuss its complete financial results for the fourth quarter and fiscal 2007, as well as its expectations for 2008, on its previously scheduled earnings call. The call will take place on January 29, 2008 at 1:30 pm PT.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on January 29, 2008 at 1:30 pm PT to review its fourth quarter and fiscal 2007 results. It will be broadcast live on the Web at http://investor.trimble.com.  Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (706) 634-6089 (international). A replay of the call will be available for seven days at (800) 642-1687 (U.S.) or (706) 645-9291 (international) and the pass code is 28986410. The replay will also be available on the Web at the address above.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has a worldwide presence with more than 3,600 employees in over 18 countries.

For more information visit Trimble’s Web site at www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the company's expectations with respect to total revenue and earnings per share for the fourth quarter of fiscal year 2007 and revenue growth for 2008 and other matters. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that may cause such differences include, but are not limited to: Trimble's ability to collect, validate, correlate and provide accurate financial information within a limited time period, as well as the risk factors discussed in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

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